Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

CERTIFICATION OF PERIODIC FINANCIAL REPORT

Seon Hong Kim and Yong Hwa Kim hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63 Section 1350 of the United States Code, that to best of their knowledge:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Center Financial Corporation.

2. The Form 10-Q of Center Financial Corporation for the Quarter Ended September 30, 2003 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Dated: November 14, 2003	/s/ SEON HONG KIM Seon Hong Kim, President and Chief Executive Officer

Dated: November 14, 2003	/s/ YONG HWA KIM Senior Vice President and Chief Financial Officer